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                                                                    EXHIBIT 23.2


                               December 30, 1996



CUC International Inc.
707 Summer Street
Stamford, CT  06901

Ladies and Gentlemen:

          We hereby consent to the filing of our form of opinion as an exhibit to the Registration Statement on Form S-4 (No. 333-18717) filed by CUC International Inc. with the Securities and Exchange Commission (the "Commission") on December 24, 1996 and amended by Amendment No. 1 thereto filed with the Commission on January 2, 1997 (the "Registration Statement") and to the reference to our name under the captions "Legal Matters" and "Certain Federal Income Tax Consequences." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                              Very truly yours,



                              GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP